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Rights to Purchase
6 1/4% Subordinated Convertible Notes due 2008 of
PENN TREATY AMERICAN CORPORATION
Initially Offered Pursuant to Rights
Distributed to Shareholders and Note Holders

To Our Clients:

        Enclosed for your consideration are a Prospectus Supplement, dated December 24, 2002, to the Prospectus dated November 15, 2000 (the "Prospectus Supplement"), and the Instructions as to Use of Rights Certificates (the "Instructions") relating to the offering (the "Offering") of up to $45 million of 6 1/4% subordinated convertible notes due 2008, (the "Notes") of Penn Treaty American Corporation (the "Company") at a price of $1,000 per Note (the "Purchase Price") pursuant to transferable subscription rights ("Rights") initially distributed to holders of record of the Company's common stock, holders of record of 6 1/4% convertible subordinated notes due 2003 (the "2003 Notes"), and holders of 6 1/4% subordinated convertible notes due 2008 (the "2008 Notes" and, together with the 2003 Notes, the "Existing Notes") at the close of business on November 25, 2002 (the "Record Date").

        As described in the accompanying Prospectus Supplement, holders of Common Stock are receiving one Right for each 973 shares of common stock carried by us in your beneficially owned account as of the Record Date and holders of Existing Notes are receiving one Right for each $27,673 principal amount of 2003 Notes or $2,433 principal amount of 2008 Notes owned by such beneficial owner as of the Record Date. Each Right will entitle you to subscribe for and purchase from the Company one Note at the Purchase Price (the "Basic Subscription Privilege"). If a holder exercises his or her Basic Subscription Privilege in full, such holder will also have the right to subscribe, at the Purchase Price, for additional Notes (the "Oversubscription Privilege") available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege, subject to proration and reduction as described in the Prospectus Supplement. If the principal amount not purchased through the Basic Subscription Privilege is insufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, such remaining principal amount will be allocated pro rata (in increments of $1,000) among those Rights holders exercising the Oversubscription Privilege in proportion to the principal amount purchased by such Rights holders pursuant to the Basic Subscription Privilege.

        Rights are transferable, and Rights holders that wish to transfer their Rights may do so. There can be no assurance, however, that a trading market in the Rights will develop.

        The materials enclosed are being forwarded to each beneficial owner of shares of common stock or Existing Notes carried by us but not registered in such owner's name. Exercises and transfers of Rights may only be made by the Subscription Agent pursuant to the beneficial owner's instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Notes pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus Supplement and Instructions.

        Your instructions to us should be forwarded as promptly as possible to permit us to exercise or sell Rights on your behalf in accordance with the provisions of the Offering. The Offering will expire at 5:00 p.m., Eastern time, on January 20, 2003 (the "Expiration Date"). The Company may extend the Expiration Date to a date and time no later than 5:00 p.m., Eastern time on January 31, 2003. Once a Rights holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked unless the Company modifies the terms of the Offering.

        If you wish to have us, on your behalf, exercise Rights to purchase any Notes to which you are entitled or attempt to sell such Rights, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

        IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS SUPPLEMENT, WE WILL NOT EXERCISE OR TRANSFER YOUR RIGHTS, AND YOUR RIGHTS WILL EXPIRE.

Very truly yours

PENN TREATY AMERICAN CORPORATION

INSTRUCTIONS TO RECORD DATE HOLDER

        The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of Notes pursuant to the exercise of Rights.

        The undersigned hereby instructs you as follows:

1.	☐	Please DO NOT EXERCISE RIGHTS for Notes.
2.	☐	Please EXERCISE RIGHTS for Notes as set forth below:
Basic Subscription Right: × $1,000 = $ (a)
Oversubscription Right: × $1,000 = $ (b)
Total Payment Required ((a) + (b)) $ (c)
	☐	Payment in the following amount is enclosed: $ (d)
	☐	Please deduct payment from the following account maintained by you as follows:
		Type of Account	Account No.
Amount to be deducted: $ (e)

signature(s)
Please type or print name(s) below

Date , 200

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PENN TREATY AMERICAN CORPORATION INSTRUCTIONS TO RECORD DATE HOLDER